EMPLOYMENT AGREEMENT
                                     BETWEEN
                         THE BANK OF THE SOMERSET HILLS
                                 (in formation)
                                       AND
                                  GERARD RIKER

     THIS AGREEMENT is effective as of May 15, 1998, by and between The Bank of the Somerset Hills (in formation), a New Jersey-chartered commercial bank in organization, having its principal office located at 155 Morristown Road, Bernardsville, New Jersey 07924 (hereinafter referred to as the "Employer"), and Gerard Riker, residing at 80 Ligham Street, Belleville, New Jersey 07109 (hereinafter referred to as "Employee").

     In consideration of the mutual covenants herein set forth, the Employer and the Employee do hereby agree as follows:

I. TERM OF EMPLOYMENT AND DUTIES

     1.1 The Employer hereby employs the Employee as Executive Vice President and Chief Financial Officer as hereinafter provided, and Employee hereby accepts said employment and agrees to render such services to the Employer on the terms and conditions set forth in this Agreement. The initial term of employment under this Agreement shall commence on May 26, 1998 (the "Commencement Date"), and shall terminate on the date that is three (3) years from the Commencement Date (the "Initial Employment Period"). At the conclusion of the Initial Employment Period, Employee shall have the option to renew his employment for each of two consecutive one-year periods (the "Renewal Periods"). In consideration for providing Employee with the option with respect to the Renewal Periods, Employee agrees to provide Employer with 120 days prior written notice of Employee's decision not to renew the term of employment as provided hereunder. Upon conclusion of the Renewal Periods, any subsequent employment of Employee shall be by mutual agreement of Employee and the Board of Directors of Employer, provided, however, that the annual compensation of Employee for any such subsequent year shall be no less than his total base salary compensation, for the immediately preceding year. References herein to the term of this Agreement shall refer both to the Initial Employment Period and any Renewal Periods.

     Employer agrees to appoint Employee to serve as a member of its Board of Directors within one (1) year from the Commencement Date.

     Notwithstanding the foregoing, unless extended by the parties, this Agreement shall terminate without any liability of the parties hereto to the others except for the obligation of Employer to pay Employee the applicable proportion of base salary which is due to him under Section 3.1 hereof if, through no action or negligence on the part of Employer, (i) Employer's Application with the Federal Deposit Insurance Corporation is not approved or
(ii) Employer does not raise the amount necessary to capitalize itself and obtain a Certificate of Authority from the New Jersey Department of Banking and Insurance.

     1.2 During the term of this Agreement, the Employee shall perform such executive services for the Employer as may be consistent with his title and from time to time be assigned to him by the Employer's Board of Directors.

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     1.3 During the term of this Agreement, Employee shall devote his full time, energies, skills and attention to the performance of his duties and responsibilities and shall perform them faithfully, diligently and competently.

II. COMPETITIVE ACTIVITIES

     2.1 Employee agrees that during the term of his employment hereunder, except with the express consent of the Board of Directors of the Employer, he will not, directly or indirectly, engage in or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Employer; provided, however, that Employee shall not thereby be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions of not more than 5% of its outstanding capital stock, so long as such ownership does not require him to devote substantial time to management or control of the business or activities in which he has invested.

     2.2 Employee agrees and acknowledges that by virtue of his employment hereunder, he will maintain an intimate knowledge of the activities and affairs of the Employer including trade secrets and other confidential matters. As a result, and also because of the special, unique, and extraordinary services that Employee is capable of performing for the Employer or one of its competitors, Employee recognizes that the services to be rendered by him hereunder are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages. Employee therefore agrees that if he fails to render to the Employer the services required hereunder, the Employer shall be entitled to immediate injunctive or other equitable relief to restrain Employee from failing to render his services hereunder, in addition to any other remedies to which the Employer may be entitled under law; provided, however, that the right to such injunctive or other equitable relief shall not survive the termination of Employee's employment.

III. COMPENSATION AND OTHER BENEFITS

     3.1 Base Salary. Employer shall pay Employee a base salary at the rate of $150,000 per year for the first year of the Initial Employment Period. The base salary for each subsequent year of the Initial Employment Period and the Renewal Periods shall be determined by mutual agreement of Employee and the Board of Directors of Employer but shall in no event be less than $150,000 without Employee's prior written consent. The base salary shall be payable in equal weekly installments or in such other installments as may be agreed upon by the Employer and Employee.

     3.2 Options. In connection with its initial public offering of common stock, the Board of Directors of Employer intends to adopt the a Stock Option Program ("Program"). The Board of Directors intends to reserve for future issuance pursuant to the Program an amount of authorized but unissued common stock of Employer. In order to qualify such Program for favorable treatment under federal tax and securities laws, Employer intends to submit such Program for approval of its stockholders at the first annual meeting of stockholders to be held following the initial public offering. Employer shall also file with applicable state authorities a registration statement with respect to the Employer's common stock available for future issuance pursuant to the Program.

     Pursuant to the terms of the Program, Employer hereby agrees to grant to Employee, at no cost to him, incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986 as amended ("Code") to purchase 25,000 shares of the Employer's common stock issued in the initial public offering. Thereafter during the Initial Employment Period on each anniversary of the date of this Agreement, Employer shall grant to Employee, at no cost to him, incentive stock options to purchase not

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

less than 5,000 shares of Employer's common stock provided Employee has continued to be an employee in good standing as of the date of issuance of said options, as determined by the Board of Directors. The per share exercise price shall be equal to the fair market value of the shares on the date of grant. The Options to be granted to Employee shall vest one-third of the total amount on each anniversary of this Agreement, and shall not otherwise be contingent on any event, and shall be non-assignable and non-transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the aforesaid options shall immediately vest on an accelerated basis upon the occurrence of any of the following events: (i) death or incapacity of Employee,
(ii) change of control of the Employer as defined in Section 7.7 (b) hereof,
(iii) termination of employment by the Employer other than for "just cause" pursuant to Section 7.1 hereof or (iv) termination by Employee of his employment for "good reason" pursuant to Section 7.7 (a) hereof.

     Employee shall exercise options by giving written notice of such exercise to Employer. The date upon which such written notice is received by Employer shall be the exercise date for the options.

     The exercise price for any shares shall be paid in full in cash at the time an option is exercised promptly after the exercise of an option and the payment of the full option price, Employee shall be entitled to the issuance of a stock certificate evidencing his ownership of such shares. Employee shall have none of the rights of a shareholder until shares are issued to him.

     The shares subject to the options and the price per share shall all be proportionately adjusted for any increase or decrease in the number of issued shares of stock subsequent to the date hereof resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) any other increase or decrease in the number of such issue of shares effected without receipt of consideration by Employer. If Employer shall be the surviving corporation in any merger or consolidation, any such option shall pertain, apply, and relate to the securities to which a holder of the number of shares of stock subject to the option would have been entitled after the merger or consolidation.

     3.3 Other Compensation. It is understood that upon execution of this Agreement and assumption of the office of Executive Vice President and Chief Financial Officer of Employer, Employee will forfeit his rights to incentive stock options from Sovereign Bancorp, Inc. or its subsidiaries ("Sovereign"). Accordingly, no later than July 10, 1998, Employee shall be entitled to receive from Employer cash in an amount equal in value to the lesser of (i) $10,000 or
(ii) the number of Sovereign stock options otherwise vesting on May 22, 1998, multiplied by the "Mean Price of Sovereign" on May 22, 1998. The "Mean Price of Sovereign" shall be the mean between the high and low price of Sovereign shares on such. Employee shall provide Employer with documentation provided from Sovereign which shall evidence his entitlement with respect to the aforesaid Sovereign incentive stock options.

     3.4 Life Insurance. Employer shall maintain at its sole expense one or more life insurance policies on Employee's life with a face value totaling two (2) times Employee's base salary (as such base salary is in effect from time to time), with the beneficiary or beneficiaries to be selected by Employee. Such policy or policies shall be in addition to any life insurance provided as part of the fringe benefits to which Employee is entitled pursuant to Section IV of this Agreement.

IV. PARTICIPATION IN RETIREMENT AND MEDICAL PLANS; FRINGE BENEFITS, VACATIONS

     4.1 The Employee shall be entitled to participate in any plan of the Employer in effect for its executive personnel from time to time, including, but not limited to pension, profit-sharing, or other

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retirement benefits and life, medical, dental and disability insurance and hospitalization or reimbursement plans or other plans that the Employer may hereafter adopt for the benefit of their employees.

     4.2 Employee shall take two (2) consecutive weeks' vacation each year. Employee may in his discretion and consistent with his duties take three (3) additional weeks' vacation each year, three floating holidays plus reasonable sick days consistent with his duties. Employee shall, For only the calendar year commencing January 1, 1999, Employee shall be permitted to carry-over any vacation time that was not taken during the preceding calendar year. There shall be no further carry-over permitted.

     4.3(a) If the Employee shall become disabled or incapacitated to the extent that he is unable to materially perform the duties of Executive Vice President and Chief Financial Officer, he shall nevertheless continue to receive the following percentages of his Employer compensation, exclusive of any benefits which may be in effect for employees of the Employer under Section 4.1 of this Agreement, for the following periods of his disability: 100% for the first 3 months, 60% for the next 12 months, and 50% thereafter for the remaining portion of the Initial Employment Period or if applicable, the Renewal Period which then applies. Upon returning to active duties, the Employee's full compensation as set forth in this Agreement shall be reinstated. In the event that said Employee returns to active employment on other than a full-time basis, then his compensation (as set forth in Section 3.1 of this Agreement) shall be reduced in proportion to the time spent in said employment. Notwithstanding the foregoing, the Employer shall have the right to terminate Employee's employment hereunder after Employer shall have been absent from his duties with Employer on a full time basis for three consecutive months upon providing a Notice of Termination in accordance with Section 7.7(c) hereof. If Employee is terminated pursuant to this Section 4. 3 (a), Employee shall be entitled to receive the percentage of base salary compensation he was receiving pursuant to the first sentence of this
Section 4.3(a) for an additional 90 days.

     4.3(b) There shall be deducted from the amounts paid to Employee hereunder during any period of disability, as described in Section 4.3(a) hereof, any amounts actually paid to Employee pursuant to any disability insurance or other similar such program which the Employer have instituted or may institute on behalf of their employees for the purpose of compensating Employee in the event of disability, including workmen's compensation benefits and social security disability benefits. Employee shall have the duty to apply for such benefits and shall provide to the Employer the right to set off from any amounts so received the amount of payments made hereunder.

     4.3(c) For purposes of this Agreement, Employee shall be deemed disabled or incapacitated if the Employee, due to physical or mental illness, shall have been absent from his duties with the Employer on a full-time basis for three consecutive months during which time Employee will be paid in full; provided, that if Employee shall not agree with a determination to terminate him because of disability or incapacity, the question of the Employee's ability shall be submitted to an impartial and reputable physician selected by the parties hereto and such physician's determination on the question of disability or incapacity shall be binding.

     4.4 If Employee's employment hereunder is terminated by reason of his death, then:

          (a) The Employer will pay Employee's beneficiary or beneficiaries, or his estate, as the case may be, the Employee's base salary up to the end of the month in which death occurs.

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

          (b) The Employer will cause to be continued, at the Employer's expense, health and disability coverage substantially identical to the coverage maintained by the Employee for the qualifying members of Employee's family prior to his death. This coverage will cease twelve (12) months from the date of death.

          (c) Employee's beneficiary or beneficiaries, or his estate, as the case may be, will have a period of up to eighteen (18) months from the date of death within which to exercise any outstanding options Employee held at the time of his death for the purchase of any securities of the Employer, all of which options will become fully exercisable by said beneficiary, beneficiaries or estate on the date of his death, provided, however, that the period of exercise provided hereunder shall in no event exceed the period for exercise provided in any such option agreement. Such options will expire at the end of the eighteen (18) month period or such shorter period as may remain under any such option agreement.

V. ADDITIONAL COMPENSATION AND BENEFITS

     5.1 During the term of the Agreement, Employee will be entitled to participate in and receive the benefits of any stock option, profit sharing, or other plans, benefits and privileges given to employees and executives of the Employer or their subsidiaries and affiliates which may come into existence hereafter, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Employer or any Committee of such Board or of the Employer selected for such purpose; and, to the extent Employee is otherwise eligible and qualifies, to so participate in and receive such benefits or privileges. The Employer shall not make any changes in such plans, benefits or privileges which would adversely affect Employee's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers (Senior Vice President or above) of the Employer and does not result in a proportionately greater adverse change in the rights of or benefits to Employee as compared with any other executive officer of the Employer. Nothing paid to Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Employee pursuant to Section 3.1 hereof.

VI. EXPENSES

     6.1 Employer shall at its sole expense provide Employee with an automobile, or an appropriate allowance. Maintenance, taxes, insurance and all other operating costs shall be paid by Employer. The Employer shall reimburse Employee or otherwise provide for or pay for all reasonable expenses incurred by Employee in furtherance or in connection with the business of the Employer including, but not by way of limitation, traveling expenses, and all reasonable entertainment expenses (whether incurred at the Employee's residence, while traveling, or otherwise) subject to such reasonable limitations as may be established by the Board of Directors of the Employer. If such expenses are paid in the first instance by Employee, the Employer will reimburse Employee therefor. Employee shall be entitled to receive reimbursement for such expenses incurred by him in connection with the performance of his duties herein within 15 days after delivery by him of an itemized statement.

VII. TERMINATION

     7.1 The Employer shall have the right, at any time upon prior written Notice of Termination satisfying the requirements of Section 7.7(c) hereunder, to terminate Employee's employment hereunder, including termination for just cause. For the purpose of this Agreement, "termination for just cause" shall mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease-and-desist order,

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willful or intentional breach or neglect by Employee of his duties hereunder, persistent negligence or misconduct in the performance of such duties, conduct which is significantly and demonstrably injurious to the Employer, material breach of any provision of this Agreement, or termination pursuant to Section
7.5 hereof. For purposes of this paragraph, no act or failure to act on the Employee's part shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer; provided, however, that any act or omission to act on the Employee's part in reliance upon an opinion of counsel to the Employer or counsel to the Employee shall not be deemed to be willful. Employee shall not be deemed to have been terminated for just cause unless and until there shall have been delivered to him a copy of a certification by a majority of the non-officer members of the Board of Directors of Employer finding that, in the good faith opinion of such majority, Employee was guilty of conduct which was deemed to be just cause and specifying the particulars thereof in detail, after reasonable notice to Employee and an opportunity for him, together with counsel to Employee, to be heard before such majority.

     7.2 In the event employment is terminated for just cause pursuant to
Section 7.1 hereof, Employee shall have no right to compensation or other benefits for any period after such date of termination. If Employee is terminated by the Employer other than for just cause pursuant to Section 7. 1 hereof and prior to a change in control of the Employer as defined in Section 7.7(b) hereof, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Section 7.7(e) hereof. If Employee is terminated by the Employer other than for just cause pursuant to Section 7.1 hereof and after a change in control of the Employer as defined in Section 7.7(b) hereof, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Section 7.7(d) hereof.

     7.3 Employee shall have the right, upon prior written Notice of Termination of not less than thirty (30) days satisfying the requirements of Section 7.7(c) hereof, to terminate his employment hereunder, but in such event, Employee shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for good reason, as defined pursuant to Section 7.7(a) hereof. If Employee provides a Notice of Termination for good reason, as defined, the date of termination shall be the date on which a Notice of Termination is given.

     7.4 If Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Employer's affairs pursuant to notice served by the Federal Reserve Board ("FRB) or by the Department of Banking and Insurance of the State of New Jersey ("Department"), the Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer shall: (i) pay Employee all of the compensation withheld while contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

     7.5 If Employee is removed from office and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued by the FRB or by the Department, all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but rights of the Employee to compensation earned as of the date of termination shall not be affected.

     7.6 In the event that Employee is terminated in a manner which violates the provision of section 7.1, as determined by a court of competent jurisdiction, Employee shall be entitled to reimbursement for all reasonable costs, including attorney's fees, in challenging such termination. Such reimbursement shall be in addition to all rights to which Employee is otherwise entitled under this Agreement.

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

     7.7(a) Employee may terminate his employment hereunder for good reason. For purposes of this Agreement, "good reason" shall mean (A) a failure by the Employer to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of such noncompliance has been given by Employee to the Employer, or without Employee's express written consent, the assignment to Employee of any duties inconsistent with Employee's positions, duties, responsibilities and status with the Employer; (B) subsequent to a change in control of the Employer as defined in Section 7.7(b) hereof and without Employee's express written consent, the assignment to Employee of any duties inconsistent with Employee's positions, duties, responsibilities and status with the Employer immediately prior to a change in control of the Employer, or a change in Employee's reporting responsibilities, titles or offices as in effect immediately prior to a change in control of the Employer, any removal of Employee from, or any failure to re-elect Employee to, any of the positions held by Employee, except in connection with a termination of employment for just cause, disability, death or retirement or pursuant to Sections 7.1 or 7.5 hereof, a reduction by the Employer in Employee's annual salary as in effect immediately prior to a change in control or as the same may be increased from time to time, or the requirement that Employee be relocated to an office which is more than 25 miles from the current principal executive office of the Employer, or the failure of the Employer to continue in effect any bonus, benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which Employee is participating at the time of a change in control of the Employer, or the taking of any action by the Employer which would adversely affect Employee's participation in or materially reduce Employee benefits under any of such plans unless specifically agreed by Employee in writing; or (C) any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (c) hereof (and for purposes of this Agreement, no such purported termination shall be effective).

     (b) For purposes of this Agreement, a "change in control of the Employer" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if
(A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than the Employer or any "person" who on the date hereof is a director or officer of the Employer, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 25% or more of the voting power of the Employer's then outstanding securities (excluding Employer' ownership in the Bank), or (B) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     (c) Any termination of Employee's employment by the Employer or by Employee shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (i) indicate the specific termination provision in this Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated; (iii) specify a date of termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of Employee's employment for just cause pursuant to
Section 7.1 hereof, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given; and (iv) be given in the manner specified in Section 8.3 hereof.

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     (d) If Employee shall terminate his Employment for good reason pursuant to subpart (B) of Section 7.7(a) hereof, or if Employee is terminated by the Employer other than for just cause pursuant to Section 7.1 hereof and after a change in control of the Employer as defined in Section 7.7(b) hereof, then in lieu of any further salary payments to Employee for periods subsequent to the date of termination, the Employer shall pay as severance to Employee a sum equal to the greater of (i) two (2) times the average annual salary paid to Employee for the five (5) years immediately preceding Employee's termination or such fewer number of years as Employee shall have been employed by the Employer or
(ii) the payments owed to Employee for the remaining term of the Initial Employment Period and the Renewal Periods. At the discretion of Employee, such payment may be made in a lump sum within five (5) days of the date of termination of Employee's employment or paid, on a pro rata basis, bi-weekly during the greater of (A) thirty-six (36) months following Employee's termination or (B) the remaining term of this Agreement. In addition to the severance payment provided for in this paragraph, Employer shall, for one year or until Employee obtains employment which provides substantially similar benefits, provide Employee and anyone entitled to claim under or through Employee with the benefits provided pursuant to Sections 3.6 and Section 4 hereunder and all benefits under any group hospitalization, health care plan, dental care plan, life or other insurance or death benefit plan, or other present or future similar group employee benefit plan or program of Employer for which executive officers are eligible, to the same extent as if Employee had continued to be an employee of Employer during such period and such benefits shall, to the extent not paid under any such plan or program, be paid by Employer. The foregoing payments and benefits shall be paid to Employee's beneficiaries by testate or intestate succession in the event of Employee's death during the period during which such payments and benefits are being provided.

     (e) If Employee shall terminate his employment for good reason as defined in Subpart (A) or (C) of Section 7.7(a) hereof or if this Agreement or the employment of the Employee is terminated by the Employer for other than just cause pursuant to Section 7.1 hereof prior to a change in control of the Employer as defined in Section 7.7(b) hereof, then in lieu of any further salary payments to Employee for periods subsequent to the date of termination, the Employer shall pay as severance to Employee an amount equal to the product of
(A) Employee's current annual base salary in effect as of the date of termination, multiplied by (B) the number of years (including partial years) remaining in the Initial Employment Period and the Renewal Periods, such payment to be made in substantially equal semimonthly installments on the fifteenth and last days of each month, or if these days are non-business days, the immediately preceding business day, commencing with the month in which the date of termination occurs and continuing over a period of two years.

     (f) Employee shall not be required to mitigate the amount of any payment provided for in paragraph (d) or (e) of this Section 7.7 by seeking other employment or otherwise.

VIII. MISCELLANEOUS

     8.1 Anything to the contrary herein contained notwithstanding, the payment or obligation to pay any monies, or granting of any rights or privileges to Employee as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that Employee now has under any plan or benefit presently outstanding.

     8.2 This Agreement may not be modified, changed, amended, or altered except in a writing signed by the Employee or by his duly authorized representative and by a duly authorized officer of the Employer.

     8.3 All notices given or required to be given herein shall be in writing or sent by United States first-class certified or registered mail, postage prepaid, to Employee (or to Employee's spouse or

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estate upon Employee's death) at Employee's last-known address, and to the
Employer at their principal offices. All such notices shall be effective when deposited in the mail in the manner specified in this Section 8.3. Either party by a notice in writing may change or designate the place for receipt of all such notices.

     8.4 No course of conduct between the Employer and Employee and no delay or omission of the Employer or Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen; and every power and remedy granted by law and by this Agreement to any party hereto may be exercised from time to time and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

IX. SUCCESSORS, NON-ASSIGNABILITY OF THE AGREEMENT

     9.1 This Agreement shall inure to the benefit of and be binding upon Employee and, to the extent applicable, his heirs, assigns, executors, and personal representatives and the Employer, their successors and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Employer's assets and business, or with or into which the Employer may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer.

     9.2 This Agreement is personal to each of the parties and none of the parties may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other parties.

X. APPLICABLE LAW

     10.1 This Agreement shall be governed in all respects and be interpreted by and under the laws of the State of New Jersey, except to the extent that such law may be preempted by applicable Federal law, including regulations, opinions or orders duly issued by the FRB ("Federal Law"), in which event this Agreement shall be governed and be interpreted by and under Federal Law.

                     (The next page is the signature page.)

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 15th day of May, 1998.

WITNESS:                                        THE BANK OF THE SOMERSET HILLS
                                                      (in formation)



------------------------------                  By:
                                                   ----------------------------
                                                     Dennis C. Longwell
                                                     President


WITNESS:

-------------------------------                    ----------------------------
                                                     Gerard Riker


                                      -10-